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                          TOOTSIE ROLL INDUSTRIES, INC.
                    EXECUTIVE SPLIT DOLLAR INSURANCE AGREEMENT


          AGREEMENT, between Tootsie Roll Industries, Inc., a Virginia corporation (the "Corporation"), and Joy L. Bowen as Trustee of the Barry Bowen Insurance Trust (the "Trust").

          WHEREAS, Barry Bowen (the "Employee") is presently employed by the Corporation, his services have contributed to the successful operation of the Corporation, and the Corporation's board of directors believes it is in the best interest of the Corporation to retain the services of the Employee; and

          WHEREAS, the Corporation wishes to assist the Trust (the "Owner") in paying for life insurance on the Employee's life and has determined that this assistance can best be provided under a split dollar arrangement for Policy No. 1A2322777-0 issued by Pacific Mutual Life Insurance Company (the "policy") owned by the Trust on the Employee's life;

          NOW, THEREFORE, in consideration of the premises, and the services to be rendered to the Corporation by the Employee, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Corporation and the Owner hereby mutually covenant and agree as follows:


              ARTICLE I -- PAYMENT OF PREMIUMS AND ECONOMIC BENEFIT

     I.1. As long as this agreement is in force, the Owner and the Corporation agree to pay the amounts and in the manner set forth below.

     I.2. The Owner shall pay each year to the Corporation an amount equal to the economic benefit that would be taxable as gross income for federal income tax purposes to the Employee but for the payment by the Owner of such amount. The Owner shall have the option, exercisable upon 30 days' written notice delivered to the Corporation, to pay a greater amount to the Corporation.

     I.3. For purposes of Section 1.2 above, the economic benefit that would be taxable to the Employee shall be computed in accordance with Revenue Rulings 64-328, 1964-2 C.B. 11, and 66-110, 1966-1 C.B. 12, and the
Corporation shall be responsible for computing such amount. The Corporation will advise the Owner of the amount payable by the Owner pursuant to Section 1.2, and the Owner shall pay that amount directly to the Corporation.

     I.4. In order to facilitate the payment of premiums on the policy, the Owner and the Corporation agree that the Corporation will forward to the Insurer the entire premiums due on the policy, if any.

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                 ARTICLE II -- POLICY OWNERSHIP AND RESTRICTIONS

     II.1.  The Owner shall be the sole owner of the policy.  The
Corporation's payment of premiums hereunder shall constitute a liability of the Owner subject to repayment as provided herein.

     II.2. The Owner agrees to assign the policy to the Corporation as collateral for such liabilities and the Corporation shall have those rights granted to it under the assignment and this agreement. The Owner agrees that while this agreement is in force, the Owner may not borrow or withdraw from or surrender any part of the policy prior to the 15th anniversary of this agreement. As between the Owner and the Corporation, this agreement shall take precedence over any provision of the assignment in case of a conflict between the terms of this agreement and the assignment.

                         ARTICLE III -- DEATH OF EMPLOYEE

     III.1. On the Employee's death while this agreement is in force, the Owner will pay to the Corporation an amount equal to the sum of (i) the terminal reserve value of the policy plus unearned premiums on the date the policy is transferred to the Owner (the "current value") and (ii) the total premiums paid by the Corporation from the date of this agreement to the date of the Employee's death, reduced by the total payments made to the Corporation by the Owner pursuant to Section 1.2 above.

                      ARTICLE IV -- TERMINATION OF AGREEMENT

     IV.1. This agreement shall automatically terminate upon the happening of any of the following events:

           (a) At the option of the Corporation, if the Employee terminates employment for any reason other than death or a "change of control" (defined below). The Employee shall be deemed to be employed by the Corporation during any period in which he is "permanently disabled" (defined below).

           (b)  At the surrender, lapse or termination of the policy.

           (c) Upon delivery by the Owner of written notice of such termination to the Corporation.

           (d)  Upon failure of the Owner to make a payment required by
     Section 1.2 above.

           (e)  Upon agreement of the parties.


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     IV.2.  In the event of a termination under Section 4.1(a) above, the
Owner will pay to the Corporation not later than the 15th anniversary of this agreement an amount equal to the lesser of (i) the cash surrender value of the policy on the date of such termination, not reduced by any loan or withdrawal and not less than the current value or (ii) the amount the Corporation would have been entitled to receive at the Employee's death under
Section 3.1 determined as if such death occurred on the date of such
termination (the "repayment amount").   The Owner acknowledges that, until
the repayment amount has been paid in full to the Corporation, the Owner must continue to pay the amounts required under Section 1.2 above notwithstanding the termination of the Employee's employment and the termination of the Corporation's obligation to pay further premiums.

     IV.3. In the event of any other termination under Section 4.1 above, the Owner will pay the repayment amount to the Corporation within 60 days after such termination.

                          ARTICLE V -- OTHER PROVISIONS

     V.1. The Corporation agrees that it will not merge or consolidate with another corporation or organization, or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Corporation herein set forth.

     V.2. This agreement will be governed by and construed in accordance with the laws of Illinois, where it is made and to be performed. It sets forth the entire agreement between the parties concerning the subject matter thereof, and any amendment or discharge will be made only in writing. This agreement will bind and benefit the parties and their legal representatives and successors.

     V.3. This agreement shall not be deemed to constitute a contract of employment between the Corporation and the Employee, nor shall any provision restrict the right of the Corporation to discharge the Employee, or restrict the Employee's right to terminate employment.

     V.4. The provisions required by the Employee Retirement Income Security Act of 1974 (ERISA) are attached as Exhibit B.

     V.5. The Owner may assign his interest in this agreement at any time by filing with the Corporation the statement attached as Exhibit C signed by his assignee. This agreement may be amended or modified in whole or in part by the Owner and the Corporation in writing at any time.

     V.6. A "change of control" of the Corporation shall occur when: (1) any person, including a "group," as described in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires after the effective date of this agreement the beneficial ownership of, and the right to vote, shares having the right to cast at least 20% of the votes permitted to be cast in any election of members to the Corporation's board of directors; or
(2) as the result of


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any tender or exchange offer, substantial purchase of the Corporation's equity securities, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Corporation immediately prior to such transaction or transactions do not constitute a majority of the Corporation's board of directors (or of the board of directors of any successor to or assignee of the Corporation) immediately after the next meeting of stockholders of the Corporation (or any successor or assignee) following such transaction; except that no event described in clause (1) or (2) above shall constitute a "change of control" if immediately after such event Melvin J. Gordon, Ellen R. Gordon, their descendants (and spouses of such descendants) and any trusts or estates in which such persons have an interest own, directly or indirectly, shares having the right to cast at least 50% of the votes permitted to be cast in any election of members of the Corporation's board of directors. The Employee shall be deemed to be "permanently disabled" if he is unable to perform his stated duties with the Corporation by reason of illness, accident or other incapacity and is not engaged in any occupation or employment for wage or profit for which he is reasonably qualified by education, training, or experience; provided however, that in the event the Corporation maintains a long-term disability plan in which the Employee is entitled to receive benefits, the Employee shall be deemed to be permanently disabled when he suffers a physical illness, injury or other impairment in respect to which he is entitled to receive benefits under such long-term disability plan.

     V.7. Notwithstanding the provisions of this agreement, the life insurance company (the "Insurer") which has issued the policy is hereby authorized to act in accordance with the terms of the policy as if this agreement did not exist, and the payment or other performance of the contractual obligations by the Insurer, in accordance with the terms of the policy, shall completely discharge the Insurer from all claims, suits and demands of all persons whatsoever.

          IN WITNESS WHEREOF, the parties hereto have signed this agreement on April 1, 1997.

                        /s/ Joy L. Bowen, Trustee
                        --------------------------------------------------------
                        Joy L. Bowen, Trustee of the Barry Bowen Insurance Trust



                        TOOTSIE ROLL INDUSTRIES, INC.

                        By /s/ Ellen R. Gordon
                           -----------------------------------------------------
                           As its President
                                  ----------------------------------------------





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                             EXHIBIT A (BARRY BOWEN)


                              COLLATERAL ASSIGNMENT


      1. Joy Bowen, as Trustee of the Barry Bowen Insurance Trust (the "Assignor"), hereby assigns, transfers and sets over to Tootsie Roll Industries, Inc., a Virginia corporation (the "Assignee"), to the extent of the amounts defined in and owing from time to time from Assignor to Assignee under the Executive Split Dollar Insurance Agreement dated April 1, 1997, between the Assignor and the Assignee (the "Assignee's Interest"), Policy No. 1A2322777-0 issued by Pacific Mutual Life Insurance Company on the life of Barry Bowen, subject to all the terms and conditions of the policy and to all superior liens, if any, which the insurer may have against the policy. The Assignor by this instrument agrees and the Assignee by the acceptance of this assignment agrees to the conditions and provisions herein set forth.

      2. It is expressly agreed that only the following specific rights are included in this assignment and may be exercised solely by the Assignee:

          (a) The right to prohibit the Assignor's borrowing or withdrawal from or surrender of any part of the policy prior to the 15th anniversary of the Executive Split Dollar Insurance Agreement.

          (b) The right to obtain, upon surrender of the policy by the Assignor, an amount of the cash surrender proceeds up to the amount of the Assignee's Interest in the policy.

          (c) The right to collect, upon the insured's death, the net proceeds of the policy up to the amount of the Assignee's Interest in the policy.

      3. The insurer hereby is authorized to recognize the Assignee's claim to rights hereunder without investigating the reason for any action taken by the Assignee, or the giving of any notice, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The sole signature of the Assignee shall be sufficient for the exercise of its rights under the policy and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the insurer.


     Dated:  April 1, 1997.



                        /s/ Joy Bowen, Trustee
                        --------------------------------------------------------
                        Assignor


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                          TOOTSIE ROLL INDUSTRIES, INC.
                                   Assignee


                        By /s/ Ellen R. Gordon
                           -----------------------------------------------------
                           Its President
                               -------------------------------------------------


     Accepted an executed counterpart of this Collateral Assignment as of the date last above written.


                        PACIFIC MUTUAL LIFE INSURANCE COMPANY


                        By
                           -----------------------------------------------------
                           Its
                               -------------------------------------------------

























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                            EXHIBIT B (BARRY P. BOWEN)


                            SUMMARY PLAN DESCRIPTION


IMPORTANT NAMES, ADDRESS, AND NUMBERS

     The name of the Plan is:  Executive Split Dollar Insurance Agreement.

     The name and address of the employer ("Corporation") that sponsors the
Plan:

                        Tootsie Roll Industries, Inc.
                        7401 South Cicero Avenue
                        Chicago, Illinois  60629

     The Corporation's Employer Identification Number is 22-1318955.

     The Plan Administrator is the Corporation.

     The agent for service of legal process is the Plan Administrator and the address for service is the one shown above.

     The Plan keeps its records on a 12-month cycle that ends on December 31st of each year.

TYPE OF PLAN

     The Plan consists of separate agreements between the Corporation and key executives of the Corporation. As its name implies, the Plan is a life insurance plan intended to provide an insured death benefit for participants who die while employed by the Corporation. Under the Plan the Corporation pays part of the premium for the insurance and will receive back the amount defined in the Plan when the participant dies. The excess of the policy proceeds over that amount payable to the Corporation is the participant's death benefit.

ADMINISTRATION

     The Plan is administered by the Corporation and by the life insurance company which provides the life insurance policies used by the Plan.

CLAIMS PROCEDURE

     The participant must make a claim for plan benefits by delivering a written request to the Plan Administrator. Upon receipt of such request the Plan Administrator may require the claimant to complete such forms and provide such additional information as may be reasonably necessary to establish the claimant's right to a benefit under the Plan. However,


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in the case of a death benefit claim, the beneficiary designated by the participant must file a claim with the life insurance company.

     If you file a claim for benefits other than death benefits and your claim is denied for any reason, you or your beneficiary will be notified that the claim has been denied and such notification will set forth the specific reasons for the denial. The notification will be furnished to you or your beneficiary within 90 days after the day you submit your claim to the committee. Within 60 days after receiving the notification, you or your beneficiary may apply to the committee for a full and fair review of the decision denying the claim. You will be notified of the committee's decision within 60 days of your request for review. Any decision made by the committee in good faith is final and binding.

     A claim for a death benefit must follow the procedures established by the life insurance company which may include time deadlines. If a participant makes a written request to the Plan Administrator, the Plan Administrator will either provide copies of forms or instructions required by the life insurance company to make a claim or tell the participant's beneficiary how to obtain them. The life insurance company will notify the beneficiary if the claim is denied and will explain the procedures it has for reviewing any claims which it denies.

STATEMENTS OF ERISA RIGHTS

     As a participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974. ERISA provides that all plan participants shall be entitled to:

          (a) Examine, without charge, at the Plan Administrator's office all plan documents, including insurance contracts.

          (b) Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies.

          (c) File suit in a federal court, if any materials requested are not received within 30 days of the participant's request, unless the materials were not sent because of matters beyond the control of the Administrator. The court may require the Plan Administrator to pay up to $100 for each day's delay until the materials are received.

     In addition to creating rights for plan participants, ERISA imposes obligations upon the persons who are responsible for the operation of the employee benefit plan. These persons are referred to as "fiduciaries" in the law. Fiduciaries must act solely in the interest of the plan participants and they must exercise prudence in the performance of their plan duties. Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the Plan. Your employer may not fire you or discriminate against you to prevent you from obtaining a welfare benefit or exercising your rights under ERISA. If you


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are improperly denied a welfare benefit in full or in part, you have a right to file suit in a federal or a state court. If plan fiduciaries are misusing the plan's money, you have a right to file suit in a federal court or request assistance from the U.S. Department of Labor. If you are successful in your lawsuit, the court may, if it so decides, require the other party to pay your legal costs, including attorney's fees.

     If you have any questions about this statement or your rights under ERISA, you should contact the Plan Administrator or the nearest Area Office of the U.S. Labor-Management Service Administration, Department of Labor.





























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                             EXHIBIT C (BARRY BOWEN)


                            ASSIGNMENT AND ACCEPTANCE


     Subject to all of the terms and provisions of the Executive Split Dollar Insurance Agreement dated April 1, 1997, between Joy Bowen, as Trustee of the Barry Bowen Insurance Trust (the "Trust") and Tootsie Roll Industries, Inc. (the "Plan"), the undersigned does hereby assign, transfer and set over to [Assignee] (the "Assignee") the Trust's entire interest in the Plan.

     The Assignee accepts the foregoing Assignment and agrees to be bound by all of the terms and provisions of the Plan.


DATED: April 1, 1997

                        /s/ Joy Bowen, Trustee
                        --------------------------------------------------------
                        Joy Bowen, as Trustee of the Barry Bowen Insurance Trust


                        /s/ Ellen R. Gordon, President
                        --------------------------------------------------------
                        [Assignee]














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